UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Glucotrack, Inc., a Delaware corporation (the “Company”), filed with the Delaware Secretary of State a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”), which became effective at 4:30 p.m. on June 13, 2025 (the “Effective Time”), to effect a one-for-sixty (1:60) reverse stock split (the “Reverse Stock Split”), of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Reverse Stock Split was approved by the Company’s stockholders at the 2025 annual meeting of the stockholders on May 22, 2025.

As a result of the Reverse Stock Split, every 60 shares of issued and outstanding Common Stock will be automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would have been entitled to receive fractional shares because they held a number of shares not evenly divisible by the Reverse Stock Split ratio were entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.

Following the Reverse Stock Split, the number of shares of Common Stock outstanding was proportionally reduced from 34,047,337 shares to approximately 567,456 shares. The shares of Common Stock underlying the Company’s outstanding stock options and warrants will be similarly adjusted along with corresponding adjustments to their exercise prices.

The Company’s transfer agent, VStock Transfer, LLC, is the exchange agent for the Reverse Stock Split and will correspond with stockholders of record regarding the Reverse Stock Split. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split.

The Common Stock will begin trading on a reverse stock split-adjusted basis upon market open on June 16, 2025. The ticker symbol for the Common Stock will remain “GCTK.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 45824Q804.

The forgoing description of the Certificate of Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Amendment which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01 Other Events

The table below sets forth the impact of the Reverse Stock Split on the Company’s net loss per common share - basic and diluted; weighted average common shares outstanding - basic and diluted; and shares issued and outstanding, for the years ended December 31, 2024 and 2023, and the three months ended March 31, 2025 and 2024.

	In thousands of US Dollars (except stock and per stock amounts)
	PRE SPLIT (1)		POST SPLIT (1)
	YEAR ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2024	2023	2024	2023
Comprehensive net loss	$22,573	$7,098	$22,573	$7,098
Net loss per common share - basic	$68.44	$34.18	$4,101.94	$2,050.85
Net loss per common share - diluted	$68.44	$34.18	$4,101.94	$2,050.85
Weighted average common shares outstanding - basic	330,171	207,603	5,503	3,461
Weighted average common shares outstanding - diluted	330,171	207,603	5,503	3,461
Common stock outstanding at year end	791,609	208,914	13,194	3,482

	In thousands of US Dollars (except stock and per stock amounts)
	PRE SPLIT (2)		POST SPLIT (2)
	3 MONTHS ENDED MARCH 31,		3 MONTHS ENDED MARCH 31,
	2025	2024	2025	2024
Comprehensive net loss	$6,797	$2,921	$6,797	$2,921
Net loss per common share - basic	$0.67	$11.73	$40.14	$702.16
Net loss per common share - diluted	$0.67	$11.73	$40.14	$702.16
Weighted average common shares outstanding - basic	10,160,725	249,598	169,346	4,160
Weighted average common shares outstanding - diluted	10,160,725	249,598	169,346	4,160
Common stock outstanding at period end	25,585,853	267,564	426,431	4,460

(1)	The pre-split amounts represent the amounts reported in the Company’s Form 10-K filed on March 31, 2025. The post-split amounts include the effects of the 1 for 60 reverse stock split completed in June 2025.
(2)	The pre-split amounts represent the amounts reported in the Company’s Form 10-Q filed on May 14, 2025. The post-split amounts include the effects of the 1 for 60 reverse stock split completed in June 2025.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 13, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2025

GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer